UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2025

Trinseo PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 East Swedesford Road, Suite 301,

Wayne, Pennsylvania 19087

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On June 25, 2025, Trinseo PLC (the “Company”) held its Annual General Meeting of Shareholders. A total of 30,495,443 shares were present or represented by proxy, which accounted for approximately 85.5% of the shares entitled to vote at the Annual General Meeting. The Company’s shareholders voted on the following eight proposals and cast their votes as set forth below.

Annual General Meeting Proposal One: Election of Nine Directors

The Company’s shareholders approved the election of nine director nominees to serve a term expiring at the end of the 2026 annual general meeting of shareholders by the votes set forth in the table below:

Name	For	Against	Abstain	Broker Non-Votes
K’Lynne Johnson	23,608,649	120,071	14,205	6,752,518
Joseph Alvarado	23,339,077	398,132	5,716	6,752,518
Frank Bozich	23,498,456	236,215	8,254	6,752,518
Victoria Brifo	23,613,229	117,520	12,176	6,752,518
Jeffrey Cote	22,005,776	1,724,934	12,215	6,752,518
Jeanmarie Desmond	23,611,648	119,068	12,209	6,752,518
Matthew Farrell	23,621,459	117,800	3,666	6,752,518
Sandra Beach Lin	23,633,753	105,231	3,941	6,752,518
Henri Steinmetz	23,612,174	126,485	4,266	6,752,518

Annual General Meeting Proposal Two: Approval, on an Advisory Basis, of the Company’s Named Executive Officers Compensation

The Company’s shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
22,976,245	742,263	24,417	6,752,518

Annual General Meeting Proposal Three: Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The Company’s shareholders ratified the audit committee’s appointment of PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm for the year ending December 31, 2025, and to authorize, by binding vote, the Audit Committee of the Board to set its auditors’ remuneration by the votes set forth in the table below:

For	Against	Abstain
28,808,438	1,684,549	2,456

Annual General Meeting Proposal Four: Approval of Authority to Issue Shares

The Company’s shareholders approved the grant of authority of the Company’s Board of Directors to issue shares, by the votes set forth in the table below:

For	Against	Abstain
29,811,045	643,389	41,009

Annual General Meeting Proposal Five: Approval of Authority to Opt Out of Statutory Pre-emption Rights

The Company’s shareholders approved the authority of the Company’s Board of Directors to opt out of statutory pre-emption rights, with respect to up to 10% of issued share capital, by the votes set forth in the table below:

For	Against	Abstain
29,874,623	565,448	55,372

Annual General Meeting Proposal Six: Approval of Price Range for Re-issuance of Treasury Shares

The Company’s shareholders approved the price range for the Company’s re-issuance of treasury shares, as described in the proxy statement, by the votes set forth in the table below:

For	Against	Abstain
30,049,224	419,256	26,963

Annual General Meeting Proposal Seven: Approval of Amendment to Omnibus Incentive Plan

The Company’s shareholders approved the amendment to the Company’s Omnibus Incentive Plan, by the votes set forth in the table below. The amended Omnibus Incentive Plan is attached hereto as Exhibit 10.1.

For	Against	Abstain	Broker Non-Votes
23,267,791	458,092	17,042	6,752,518

Annual General Meeting Proposal Eight: Approval of Forfeiture of Options by Certain Executive Officers

The Company’s shareholders approved the forfeiture of certain options by the Company’s CEO, CFO and CLO, by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
21,843,490	1,872,272	27,163	6,752,518

ITEM 9.01	Exhibits.
10.1	Trinseo PLC Amended and Restated 2014 Omnibus Incentive Plan (as amended)
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO PLC

	By:	/s/ Angelo Chaclas
	Name:	Angelo Chaclas
	Title:	Senior Vice President and Chief Legal Officer

Date: June 26, 2025